                                 EXHIBIT 10.1

      Stock Transfer and Branch Sale Agreement dated May 31, 2000 between Eagle National Bank, Randy Pack, Jon Roy Reid, John Yeaman and Tom Youngblood


                    STOCK TRANSFER AND BRANCH SALE AGREEMENT
                    ----------------------------------------

     THIS STOCK TRANSFER AND BRANCH SALE AGREEMENT (the "Agreement") is made and entered into as of the 31st day of May, 2000 by and among ENB Bankshares, Inc. (the "Eagle Holding Company"), Eagle National Bank ("Eagle Bank") and Randy L. Pack, Jon Roy Reid, John M. Yeaman, and Thomas R. Youngblood (the "Selling Directors"), and joined by the individuals who sign a counterpart of this Agreement as "Selling Shareholders", and provides as follows:

                                R E C I T A L S
                                ---------------

     The Eagle Holding Company is a Texas corporation located in Dallas, Texas. The Eagle Holding Company proposes to become registered as a bank holding company through the acquisition of 100 percent of the voting common stock, par value $5.00 per share, of Eagle Bank (the "Eagle Bank Stock").

     Eagle Bank is a national banking association located in Dallas, Texas. Eagle Bank operates a branch facility located at 6829 Hillcrest, Dallas, Texas 75205 known as the "Park Cities Bank" (the "Branch").

     The Selling Directors own the shares of Eagle Bank Stock set forth beside their name on Exhibit A attached hereto which shares collectively total
                     ---------
69,000 shares (the "Selling Director Shares"). The Selling Directors are also aware of other shareholders of Eagle Bank (the "Selling Shareholders") who may
desire to sell their shares of Eagle Bank Stock (the "Selling Shareholders Shares") to the Eagle Holding Company upon the terms and conditions set forth herein. The names of the Selling Shareholders and the number of shares of Eagle Bank Stock they own are also set forth on Exhibit A. Further, Thomas R.
                                               -----------
Youngblood ("Youngblood") holds an option to purchase 7,500 shares of Eagle Bank Stock (the "Youngblood Options").

     The Eagle Holding Company desires to purchase from the Selling Directors and the Selling Shareholders and the Selling Directors desire to sell, or cause the sale, to the Eagle Holding Company the Selling Director Shares and the Selling Shareholders Shares upon and subject to the terms and conditions set forth herein. The Holding Company desires to pay cash to Youngblood for the cancellation of the Youngblood Options and Youngblood desires to cancel the Youngblood Options upon and subject to the terms and conditions set forth herein.

     The Selling Directors propose to form a de novo Texas banking corporation (the "New Charter"). The Selling Directors desire to cause the New Charter to acquire, and Eagle Bank desires to transfer to the New Charter, the Branch upon and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein, the parties agree as follows:

                                   ARTICLE I

                            TRANSFER OF BANK STOCK
                            ----------------------

     1.01     Purchase and Sale.
              -----------------

              (a) On the Stock Transfer Closing Date (as hereinafter defined), the Selling Directors shall sell, transfer, and assign the Selling Directors Shares to the Holding Company, and the Holding Company shall purchase the Selling Directors Shares from the Selling Directors, free and clear of any and all security interests, liens, pledges, restrictions and encumbrances of every kind or character.

              (b) The Selling Directors shall use their best efforts to cause the Selling Shareholders to execute a counterpart of this Agreement and, on the Stock Transfer Closing Date, the Selling Shareholders who have executed a counterpart of this Agreement shall sell, transfer, and assign to the Eagle Holding Company, and the Eagle Holding Company shall purchase from such Selling Shareholders, the applicable Selling Shareholders Shares, free and clear of any and all security interests, liens, pledges, restrictions and encumbrances of every kind or character.

              (c) The Selling Directors and the Selling Shareholders who execute a counterpart of this Agreement are hereinafter collectively referred to as the "Sellers". The shares of Eagle Bank Stock owned by the Sellers and being transferred hereby are hereinafter referred to as the "Sellers' Shares".

     1.02  Purchase  Price.  The purchase price for the Sellers' Shares shall
           ---------------
be $15.00 per share (the "Stock Transfer Purchase Price"); provided, however, that the Stock Transfer Purchase Price shall be increased as provided for in
Section 2.05 hereof. The Stock Transfer Purchase Price shall be payable in immediately available funds on the Stock Transfer Closing Date.

     1.03  Youngblood Options. On the Stock Transfer Closing Date, Youngblood
           ------------------
shall execute and deliver the Option Cancellation Agreement in the form attached hereto as Exhibit B, providing for the cancellation of the Youngblood Options
          ---------
and the payment by the Eagle Holding Company to Youngblood of $5.00 per share cash for the shares of Eagle Bank Stock subject to the Youngblood Options.

     1.04  Stock Transfer Closing.
           ----------------------

           a. The transactions contemplated by this Agreement shall be consummated at a closing to be held at the offices of Haynie Rake & Repass, P.C. on a date and at a time mutually acceptable to the parties which date shall be within thirty days after expiration of all mandatory waiting periods associated with any and all applicable regulatory approvals of the transactions contemplated herein, including without limitation the approval of the registration of the Eagle Holding Company as a bank holding company by the Federal Reserve Bank of Dallas, the preliminary approval of the formation of the New Charter by either the Texas Department of Banking (the "Banking Department") or the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation (the "FDIC"), and the purchase and assumption transaction contemplated herein by the OCC and, to the extent necessary the Banking Department and the FDIC. The date and event of the transactions contemplated hereby are hereinafter referred to as the "Stock Transfer Closing Date" and the "Stock Transfer Closing".

          b. At the Stock Transfer Closing, the Sellers shall deliver to the Eagle Holding Company certificates evidencing the Sellers' Shares. All such certificates shall be duly endorsed or accompanied by a stock power in proper form for transfer, free and clear of any and all security interests, pledges, liens and encumbrances of any kind or character. At the Stock Transfer Closing, the Sellers shall also deliver a certificate signed by the Sellers certifying that all of the representations and warranties made by the Sellers in Section 3.01 of this Agreement are true and correct as of the Stock Transfer Closing Date and that they have complied with the covenants set forth herein, and such other documents reasonably requested by the Eagle Holding Company.

          c. At the Stock Transfer Closing, the Eagle Holding Company shall deliver to the Sellers the Stock Transfer Purchase Price in immediately available funds, and such other documents reasonably requested by the Sellers.

     1.05 Further  Assurances.  At any time and from time to time after the
          -------------------
Stock Transfer Closing, at the request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In case at any time after the Stock Transfer Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such actions.

                                  ARTICLE II

                              TRANSFER OF BRANCH

     2.01 Transfer of Branch. Subject to the terms and conditions of this
          ------------------
Agreement and the Branch Purchase and Assumption Agreement to be entered into between Eagle Bank and the New Charter attached hereto as Exhibit C (the "P&A
                                                          ---------
Agreement"), the Selling Directors shall cause the New Charter to acquire from Eagle Bank, and Eagle Bank shall transfer to the New Charter, the Branch.

     2.02 Purchase and  Assumption.  The  acquisition of the Branch shall be
          ------------------------
accomplished through a purchase and assumption transaction as described in the P&A Agreement. On the P&A Closing Date (defined herein), the New Charter shall purchase certain assets and assume certain liabilities of Eagle Bank associated with the Branch and Eagle Bank shall transfer such assets and liabilities to the New Charter.

     2.03 Purchase Premium. The New Charter shall pay a Purchase Premium for
          ----------------
the assets being transferred pursuant to this Agreement and the P&A Agreement in an amount equal to the sum of the following

          a.    $500,000; PLUS
                          ----

          b. to the extent the Sellers' Shares are less than 110,000, the product of (i) $2.50, multiplied by (ii) the difference between 110,000 and
                           -------------
     the sum of (x) the actual number of the Sellers' Shares transferred to, or placed in escrow for the benefit of, the Eagle Holding Company pursuant to
     Article I of this Agreement, plus (y) the number of the Youngblood Options; PLUS
     ----
          c. the "Organization Costs" associated with the establishment of the Branch as set forth in Exhibit D attached hereto; PLUS
                                ---------                  ----
          d. the net loss, if any, of the Branch for the period beginning March 27, 2000 and ending on the P&A Closing Date (defined herein) as set forth on the Branch GL (defined herein) (the "Operating Losses").

     The Purchase Premium will be deducted from the amount of cash to be delivered by Eagle Bank to the New Charter on the P&A Closing Date as provided for in the P&A Agreement.

     2.04 P&A Closing.
          -----------

          a. The transactions contemplated by this Article II and the P&A Agreement shall be consummated at a closing to be held at the offices of Haynie Rake & Repass, P.C. on a date and at a time mutually acceptable to the Eagle Bank and the New Charter which date shall be within thirty (30) days after expiration of all mandatory waiting periods associated with any and all regulatory approvals of the transaction contemplated by the P&A Agreement. The date and event of the transactions contemplated hereby are hereinafter referred to as the "P&A Closing Date" and the "P&A Closing".

          b. At the P&A Closing, the Selling Directors shall cause the New Charter to deliver to Eagle Bank the items required to be delivered by the New Charter pursuant to the P&A Agreement.

          c. At the P&A Closing, Eagle Bank shall deliver to the New Charter the items required to be delivered by Eagle Bank pursuant to the P&A Agreement.

     2.05 P&A Closing Prior to Stock Transfer Closing. If the P&A Closing Date
          -------------------------------------------
occurs prior to the Stock Transfer Closing Date, then the following shall be applicable:

          a. The Stock Transfer Purchase Price shall be increased by an amount determined by the following formula:

                    (i)    the Stock Transfer Purchase Price; MULTIPLIED
                                                              ----------
                     BY
                     --

                    (ii) the Wall Street Journal Prime Rate in effect from time to time between the P&A Closing Date and the Stock Transfer Closing Date; DIVIDED BY
                                           ----------
                                        (iii)  365;  MULTIPLIED  BY
                                 --------------
                    (iv) the number of calendar days between the P&A Closing Date and the Stock Transfer Closing Date.

          b. On the P&A Closing Date, the Sellers shall deliver to Eagle Bank, as escrow agent, either (A) certificates evidencing the Sellers' Shares, duly endorsed or accompanied by a stock power in proper form for transfer, free and clear of any and all security interests, pledges, liens and encumbrances of any kind or character (the "Certificates"), or (B) evidence from a lender that the Sellers' Shares are being held to secure a loan that will be fully paid off with the Stock Transfer Purchase Price along with a commitment from such lender to deliver the Certificates to Eagle Bank once such loan is paid in full. Eagle Bank shall hold the Certificates pending the Stock Transfer Closing. On the Stock Transfer Closing Date, Eagle Bank shall deliver the Certificates to the Eagle Holding Company on behalf of the Sellers.

          c. If the Federal Reserve Bank of Dallas does not approve the Eagle Holding Company's Application to Become a Bank Holding Company, then the Eagle Holding Company shall assign its rights under this Agreement to shareholders of Eagle Bank identified by the Eagle Holding Company. The Sellers expressly consent to such assignment in such circumstances and upon delivery of the Stock Transfer Purchase Price to the Sellers, the Sellers expressly authorize Eagle Bank to deliver the Certificates to such individuals who purchase the Sellers' Shares.

                                  ARTICLE III

     3.01 Covenants of the Eagle Holding Company and the Eagle Bank. The Eagle
          ---------------------------------------------------------
  Holding Company and the Eagle Bank hereby make the follow ing covenants to the
  Sellers:

          a.  Shareholder Meeting.
              -------------------

                    (i) Eagle Bank will hold a special meeting of its shareholders (the "Meeting") at which the transactions contemplated by this Agreement will be submitted for approval. Specifically, shareholders will be asked to approve the formation of the Eagle Holding Company through a "phantom bank" merger involving Eagle Bank and an interim banking association (the "Merger"). Pursuant to the Merger, shareholders of Eagle Bank other than the Sellers (the "Shareholders") will have the right to elect to receive one, or a combination, of the following forms of consideration for each share of Eagle Bank Stock they own:

              (1)   one share of Eagle Holding Company voting common stock;
              (2)   $15.00 cash; or
                                  (3)   $15.00 cash and the right to subscribe
                    for shares of capital stock of the New Charter or its parent company.

              The Merger shall be submitted to the shareholders of Eagle Bank at the Meeting.

                    (ii)  Registration Statement. Within thirty days after the
                          ----------------------
          Effective Date (hereinafter defined) of this Agreement, the Eagle Holding Company and the Eagle Bank will file with the Securities and Exchange Commission (the "SEC") an S-4 Registration Statement for the Eagle Holding Company voting common stock to be issued pursuant to the Merger which shall include proxy materials for the Meeting (the "Proxy Materials"). The Eagle Holding Company and the Eagle Bank shall use their best efforts to promptly respond to comments from the SEC and to cause the Proxy Materials to be declared effective. The Eagle Holding Company and the Eagle Bank shall deliver to the Selling Directors a copy of the Proxy Materials as well as a copy of any correspondence with the SEC regarding the Proxy Materials.

                    (iii)   Meeting Date. Eagle Bank shall cause the Meeting to
                            ------------
           be held within thirty days of the date that the SEC clears the Proxy Materials for distribution.

           b.   Regulatory Approval. The Eagle Holding Company shall file
                -------------------
     with the Federal Reserve Bank of Dallas an Application to Become a Bank Holding Company within fifteen days after the date of the Meeting. The Eagle Holding Company shall promptly respond to the requests for information and use its best efforts to obtain approval of such application. The Eagle Holding Company shall deliver to the Selling Directors a copy of the non confidential portions of such application as well as a copy of any correspondence with banking regulatory authorities regarding such application.

          c.    Continued Positions and Employment. During the term of this
                ----------------------------------
     Agreement, Eagle Bank shall not initiate any action to remove the Selling Directors as directors of Eagle Bank. During the term of this Agreement, Eagle Bank shall continue to employ Youngblood as the employee primarily responsible for the operation of the Branch at his current level of compensation until the P&A Closing. Youngblood's salary and benefits (including without limitation country club dues, mobile phone costs, and car lease) shall be allocated to Eagle Bank through June 30, 2000. Beginning on July 1, 2000 Youngblood's salary and benefits shall be allocated to the Branch.

          d.    Separate Accounting System. Eagle Bank shall continue to
                --------------------------
     maintain the separate general ledger for the Branch (the "Branch GL") that is being utilized as of the date hereof by Eagle Bank to identify assets and liabilities associated with the Branch and income and expense items attributable to the operations of the Branch. The parties hereby acknowledge and agree that the allocations of accounts, income and expense set forth in Exhibit E attached hereto shall be utilized in the Branch GL.
                  ---------
     Without limiting the foregoing, the parties acknowledge and agree that any costs, payments, or damages arising from claims made by employees of Eagle Bank whose salaries are allocated exclusively to the Branch shall be allocated to the Branch in the Branch GL.

          e.    No Disparagement. The Eagle Holding Company, Eagle Bank and
                ----------------
     their respective officers and directors shall not disparage to any person or entity (i) the Selling Directors (in connection with their relationship with Eagle Bank), or (ii) the New Charter.

          f.    Pre-Closing Actions. For a period beginning on the date of this
                -------------------
     Agreement and continuing until the P&A Closing Date, Eagle Bank shall

                    (i) not encourage or solicit customers of Eagle Bank to close or transfer funds from their deposit accounts at the Branch to new accounts at Eagle Bank;

                    (ii) not encourage or solicit customers of Eagle Bank to prepay their loans that are outstanding at the Branch;

                    (iii) not discourage customers from opening deposit accounts at the Branch or from borrowing money at the Branch;

                    (iv) keep the Selling Directors fully informed of all discussions that are had with potential acquirors of Eagle Bank and shall include the Sellers' Shares in any transaction where the purchase price may be greater than the Stock Transfer Purchase Price; and

                    (v) cause its officers and directors to comply with clauses (i) through (iv) above.


     Notwithstanding the preceding sentence, Eagle Bank shall not be prohibited from encouraging customers from opening new deposit accounts and obtaining new loans at Eagle Bank.

     3.02 Covenants of Selling Directors and Sellers. The Selling Directors and
          ------------------------------------------
the other Sellers hereby make the following covenants to the Eagle Holding Company and Eagle Bank:

          a.    Regulatory Approvals. Within thirty days of the Effective Date
                --------------------
     of this Agreement, the Selling Directors shall file an Application for Charter and a Purchase and Assumption Application with either the Banking Department or the OCC and an Application for Deposit Insurance with the FDIC (the "New Charter Applications") to obtain approval of the transactions contemplated by this Agreement. The Selling Directors shall promptly respond to requests for information and use their best efforts to obtain approval of the New Charter Applications. The Selling Directors shall deliver to Eagle Bank a copy of the non confidential portions of the New Charter Applications as well as a copy of any correspondence with the Banking Department or the OCC and the FDIC regarding the New Charter Applications.

          b.    New Charter Capital. The Selling Directors shall cause the New
                -------------------
     Charter or an entity affiliated with the New Charter to begin soliciting subscriptions for the capital stock of the New Charter within sixty days of the date of this Agreement. The Selling Directors shall deliver to Eagle Bank a draft of the disclosure materials regarding such offering prior to distribution and shall revise such materials to incorporate Eagle Bank's reasonable comments prior to distribution. Until the earlier of (i) 30 days after the effective date of the Merger, or (ii) December 31, 2000, the Selling Directors shall cause the New Charter or its affiliated entity to offer its securities to, and fully accept any subscription to purchase securities submitted by, any Shareholder of Eagle Bank who elects to receive cash in the Merger at the same subscription price as the initial offering price of such securities.

          c.    Voting. The Selling Directors shall vote all of their Selling
                ------
     Director Shares in favor of the transactions contemplated by this Agreement, including the Merger, at the Meeting.

          d.    Resignations. The Selling Directors shall resign as directors of
                ------------
     Eagle Bank and Youngblood shall resign as an employee of Eagle Bank on the P&A Closing Date.

          e.    P&A Agreement. The Selling Directors shall cause the New Charter
                -------------
     to execute and deliver the P&A Agreement as soon as practicable after it becomes a corporate entity.

          f.    Prohibited Actions. For a period beginning on the date of this
                ------------------
     Agreement and continuing through the P&A Closing Date, the Selling Directors shall not and shall refrain from encouraging or solicitating customers of Eagle Bank to

                    (i) close or transfer funds from their deposit accounts at Eagle Bank to new accounts opened at the Branch;

                    (ii) prepay their loans that are outstanding at Eagle Bank as of the date hereof;

                    (iii) not discourage customers from opening deposit accounts at Eagle Bank or from borrowing money at Eagle Bank;

                    (iv) directly or indirectly (A) encourage, solicit, or initiate discussions or negotiations with, or (B) discuss, negotiate or enter into any agreement with any other person or entity in connection with the sale, transfer, assignment or encumbrance of the Selling Directors Shares; and

                    (v) cause the officers of the Branch and the officers and directors of the New Charter to comply with clauses (i) through (iii) above.

     Notwithstanding the preceding sentence, the Selling Directors shall not be prohibited from (i) opening, or soliciting other customers to open new deposit accounts at the Branch, or (ii) pledging the Selling Directors' Shares to secure indebtedness in an amount not to exceed $15.00 per share.

          g.    No Disparagement. The Sellers shall not and they shall cause the
                ----------------
     New Charter not to disparage to any person or entity (i) the directors and officers of

     Eagle Bank (in connection with their relationship with Eagle Bank), or (ii) the Eagle Holding Company and Eagle Bank.

          h.    Indemnification. The Selling Directors shall indemnify Eagle
                ---------------
     Bank from any costs, payments, or damages arising from claims made by employees of Eagle Bank whose salaries are allocated exclusively to the Branch.

                                  ARTICLE IV

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

     4.01 Conditions Precedent to the Eagle Holding Company and Eagle Bank. The
          ----------------------------------------------------------------
obligation of the Eagle Holding Company and Eagle Bank to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, any or all of which may be waived by the Eagle Holding Company and the Eagle Bank:

          a.    Fairness Opinion. Eagle Bank shall have received a letter from
                ----------------
     an independent bank valuation firm chosen by Eagle Bank and reasonably acceptable to the Selling Directors dated as of the Effective Date of this Agreement and updated to a date not more than thirty days prior to the date of the Meeting to the effect that, in the opinion of such firm, the transactions contemplated by this Agreement are fair to the Shareholders from a financial point of view.

          b.    Shareholder Approval. The Eagle Holding Company shall not be
                --------------------
     obligated to consummate the stock transfer contemplated by Article I hereof unless holders of at least two-thirds of the issued and outstanding shares of Eagle Bank Stock shall have approved the Merger by the requisite vote.

          c.    Regulatory Approvals. The Eagle Holding Company shall not be
                --------------------
     obligated to consummate the stock transfer contemplated by Article I hereof unless the Eagle Holding Company and Eagle Bank shall have received approval of the transactions contemplated by this Agreement and all aspects thereof, including without limitation the Merger, from all applicable regulatory authorities on terms and conditions reasonably acceptable to the Eagle Holding Company and Eagle Bank. Eagle Bank shall not be obligated to consummate the purchase and assumption transaction contemplated by Article II hereof unless the Selling Directors and the New Charter shall have received approval of the transactions contemplated by the P&A Agreement on terms and conditions reasonably acceptable to Eagle Bank.

          d.    Compliance with Representations, Warranties and Covenants. The
                ---------------------------------------------------------
     representations and warranties made by the Sellers and the Selling Directors herein shall be true and correct in all material respects as of the Effective Date of this Agreement, the Stock Transfer Closing Date and the P&A Closing Date and the Sellers and the Selling Directors shall have performed or complied with all covenants and taken all of the actions required to be performed by them as set forth herein.

          e.    No Litigation. No action shall have been threatened or
                -------------
     instituted and no order, decree or injunction shall have been entered that
     (i) prohibits or seeks to prohibit the transactions contemplated by this Agreement, or (ii) would subject the Eagle Holding Company, Eagle Bank, or their respective officers, directors, employees, shareholders and agents to criminal or civil liability.

          f.    P&A Transaction. Eagle Bank's obligation to consummate the
                ---------------
     purchase and assumption transaction contemplated by Article II hereof is not subject to the prior consummation of the stock transfer transaction contemplated by Article I hereof.

     4.02 Conditions Precedent to Sellers. The obligation of the Sellers to
          -------------------------------
consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, any or all of which may be waived by the Sellers:

          a.    Regulatory Approvals. The Selling Directors shall have received
                --------------------
     approval of the New Charter Applications on terms and conditions reasonably acceptable to the Selling Directors.

          b.    Compliance with Representations, Warranties and Covenants. The
                ---------------------------------------------------------
     representations and warranties made by the Eagle Holding Company and Eagle Bank herein shall be true and correct in all material respects as of the Effective Date of this Agreement, the Stock Transfer Closing Date and the P&A Closing Date and the Eagle Holding Company and Eagle Bank shall have performed or complied with all covenants and taken all of the actions required to be performed by them as set forth herein.

          c.    No Litigation. No action shall have been threatened or
                -------------
     instituted and no order, decree or injunction shall have been entered that
     (i) prohibits or seeks to prohibit the transactions contemplated by this Agreement, or (ii) would subject the Sellers and the New Charter, or its respective officers, directors, employees, shareholders and agents to criminal or civil liability.

          d.    P&A Transaction. The New Charter's obligation to consummate the
                ---------------
     purchase and assumption transaction contemplated by Article II hereof is not subject to the prior consummation of the stock transfer transaction contemplated by Article I hereof.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     5.01 Representations  and  Warranties  of the  Sellers.  As a material
          -------------------------------------------------
inducement to the Eagle Holding Company and Eagle Bank to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers represent and warrant to the Eagle Holding Company and Eagle Bank and agree that at the time of this Agreement and as of the Stock Transfer Closing Date:

          a.  Ownership of Bank Stock. The Sellers (i) are and will be the
              -----------------------
     record and beneficial owner of and have and will have good and indefeasible title to the number of shares of Eagle Bank Stock set forth beside their name on Exhibit A to this Agreement, (ii) are and will be in possession of
             ---------
     certificates evidencing such record and beneficial ownership, and (iii) have and will have the absolute right to sell, assign, and transfer such shares of Eagle Bank Stock to the Eagle Holding Company, free and clear of all liens, pledges, security interests, and encumbrances of every kind and character.

          b.  Execution and Delivery of Agreement. This Agreement constitutes
              -----------------------------------
     the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by the Sellers does not violate the terms of any judgment, order, or agreement to which the Sellers are parties.

     5.02 Representations  and  Warranties of the Selling  Directors.  As a
          ----------------------------------------------------------
material inducement to the Eagle Holding Company and Eagle Bank to enter into this Agreement and to consummate the transactions contemplated hereby, the Selling Directors hereby represent and warrant to the Eagle Holding Company and Eagle Bank the following:

          a.    Regulatory Approval. The Selling Directors reasonably believe
                -------------------
     that the New Charter Applications will be approved by applicable banking regulatory authorities. The Selling Directors have no knowledge of any fact or circumstance that may result in the denial of the New Charter Applications.
          b.    New Charter Capital. The Selling Directors, acting in concert
                -------------------
     with other investors, have sufficient financial resources to provide the New Charter with sufficient capital to receive regulatory approval.

     5.03 Representations  and Warranties of the Eagle Holding  Company and
          -----------------------------------------------------------------
Eagle Bank. As a material inducement to the Sellers to enter into this Agreement
----------
and to consummate the transactions contemplated hereby, the Eagle Holding Company and Eagle Bank represent and warrant to the Sellers as follows:

          a.    Organization. The Eagle Holding Company is a Texas corporation,
                ------------
     duly organized, validly existing and in good standing under the laws of the State of Texas.

          b.    Authority. The Eagle Holding Company and Eagle Bank have all
                ---------
     requisite corporate power and authority to execute and, subject to regulatory and shareholder approval contemplated herein, deliver this Agreement and perform their obligations hereunder. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action of the Eagle Holding Company and Eagle Bank.

          c.    Execution and Delivery of Agreement. This Agreement constitutes
                -----------------------------------
     the legal, valid and binding obligation of the Eagle Holding Company and Eagle Bank, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by the Eagle Holding Company and Eagle Bank does not violate the terms of any judgment, order, or agreement to which the Eagle Holding Company and Eagle Bank are parties.

          d.    Regulatory Approval. The Eagle Holding Company and Eagle Bank
                -------------------
     reasonably believe that the registration of the Eagle Holding Company as a bank holding company through the Merger will be approved by applicable banking regulatory authorities. The Eagle Holding Company and Eagle Bank have no knowledge of any fact or circumstance that may result in denial of any such applications.

          e.    Financing. The Eagle Holding Company has, or as of the Stock
                ---------
     Transfer Closing Date will have, financing sufficient to deliver the aggregate Stock Transfer Purchase Price to the Sellers.

                                  ARTICLE VI

                          TERMINATION AND ABANDONMENT
                          ---------------------------

     6.01 Right of Termination. This Agreement and the transactions hereby may
          --------------------
be terminated and abandoned at any time prior to or at the Stock Transfer Closing (notwithstanding approval thereof by the shareholders of Eagle Bank) as follows, and in no other manner:

          a. By mutual consent of the Eagle Holding Company, Eagle Bank and the Selling Directors;

          b. By either the Eagle Holding Company, Eagle Bank or the Selling Directors if the transactions contemplated hereby are not consummated by December 31, 2000, or such later date as has been approved by the Eagle Holding Company, Eagle Bank and the Selling Directors unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party.

          c. By either the Eagle Holding Company, Eagle Bank or the Selling Directors if the conditions precedent to such party's obligations to close specified in Article IV hereof have not been met or waived by December 1, 2000, or such later date as has been approved by the Eagle Holding Company, Eagle Bank or the Selling Directors unless such failure to satisfy the conditions precedent shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party.

     6.02 Notice of  Termination.  The power of termination  provided for by
          ----------------------
Section 6.01 hereof may be exercised only by a notice given in writing to the other party.

     6.03 Effect of Termination. Without limiting any other relief to which any
          ---------------------
party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of
Section 6.01 hereof, no party to this Agreement shall have any further liability or obligation to the other parties in respect of this Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     7.01 Effective Date. This Agreement and the terms, conditions and covenants
          --------------
set forth herein, shall become effective as of the date this Agreement sets forth above.

         7.02 Grant of Proxy. Each Selling Director hereby grants to Robert H.
              --------------
Lutz, an IRREVOCABLE PROXY, WHICH IS A POWER COUPLED WITH AN INTEREST, to vote at any meeting of the shareholders of Eagle Bank held prior to December 1, 2000 all of the shares of Eagle Bank Stock set forth beside each Selling Director's name on Exhibit A attached hereto to (a) approve the transactions contemplated
        ---------
by this Agreement, including without limitation, the Merger, and (b) to reject any other proposal to merge or consolidate with, or sell assets to, any other person or entity. This grant of an Irrevocable Proxy shall terminate on December 31, 2000.

         7.03 Specific Performance. Each of the parties hereto acknowledges that
              --------------------
the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants and consummation of the transactions contemplated herein in addition to any other remedy to which they may be entitled, at law or in equity.

         7.04 Parties Bound; No Assignment. This Agreement shall enure to the
              ----------------------------
benefit of and be binding upon the parties hereto, their respective legal representatives, successors and assigns. No party may assign their rights and obligations under this Agreement without the express written consent of the other parties to this Agreement.

         7.05 Multiple Counterparts. This Agreement may be executed in a number
              ---------------------
of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute collectively one Agreement.

         7.06 Survival. The covenants of the parties set forth in Section
              --------
3.02(b) shall survive the Stock Transfer Closing and the P&A Closing until December 31, 2000. The covenant of the Selling Directors set forth in Section 3.02(h) shall survive for two years after the P&A Closing Date. The representations, warranties, and covenants set forth herein shall not survive the Stock Transfer Closing and the P&A Closing.

         7.07 Governing Law. This Agreement is being executed and delivered, and
              -------------
is intended to be performed, in the State of Texas, and the laws of Texas shall govern the validity, construction, enforcement, and interpretation of this Agreement, unless otherwise specified herein. VENUE FOR THE RESOLUTION OF ANY DISPUTES ARISING HEREUNDER SHALL BE DALLAS COUNTY, TEXAS.

         7.08 Entirety and Amendments. This Agreement embodies the entire
              -----------------------
agreement between the parties and supersedes all prior agreements and understandings. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         7.09 Expenses. Eagle Bank shall pay all of its expenses and costs
              --------
incurred in connection with this Agreement and the consummation of the transactions contemplated hereby. Eagle Bank shall pay the reasonable expenses and costs of the Selling Directors in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, such
                                                      -----------------
reasonable expenses and costs shall be allocated to the Branch on the Branch GL. The Selling Directors shall be solely responsible for and shall pay the expenses and costs associated with the preparation and filing of the New Charter Applications, the organization of the New Charter, the solicitation of subscriptions to purchase the capital stock of the New Charter, and all other expenses and costs related solely to the New Charter.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                 THE EAGLE HOLDING COMPANY:
                                 -------------------------

                                 ENB BANKSHARES, INC.


                                 By:__________________________________
                                           Harold Campbell
                                           Chairman of the Board

                                 EAGLE BANK:
                                 ----------

                                 EAGLE NATIONAL BANK


                                 By: _________________________________
                                           Harold Campbell
                                           Chairman of the Board

SELLING DIRECTORS:
-----------------



_________________________________           _________________________________
Randy L. Pack                               John M. Yeaman


_________________________________           _________________________________
Jon Roy Reid                                       Thomas R. Youngblood

                      SELLING SHAREHOLDER SIGNATURE PAGE

         The undersigned hereby joins in the Stock Transfer and Branch Sale Agreement by and among ENB Bankshares, Inc., Eagle Bank, and Randy L. Pack, Jon Roy Reid, John M. Yeaman and Thomas R. Youngblood (the "Agreement") and agrees to be bound by the terms of the Agreement as a Selling Shareholder.

         Executed this _______ day of ________________, 2000.



                                                SELLING SHAREHOLDER:
--------------------------------------------------------------------



                                                ________________________________
                                                (Signature)

                                                ________________________________
                                                (Printed Name)

                                   EXHIBIT A
                                   ---------

SELLING DIRECTORS
-----------------

Name                                                 Number of Shares
---------------------------------------------------------------------

Randy L. Pack                                                      35,000

Jon Roy Reid                                                       23,800

John M. Yeaman                                                     10,000

Thomas R. Youngblood                                                  200

SELLING SHAREHOLDERS
--------------------

Name                                                 Number of Shares
---------------------------------------------------------------------
Bill Cawley                                                        10,000

Gary Fernandes                                                     10,000

Marvin Charitable Trust                                             2,000

H. K. Marvin                                                       10,000

Kim Marvin                                                          5,000

Stuart Reeves                                                       5,000

Rick Stacy                                                         10,000

Ron Hunter                                                          1,200

John Jackson                                                        2,000

Steve Lipscomb                                                      3,500

Randy Payne                                                        10,000

                                   EXHIBIT B
                                   ---------

                         OPTION CANCELLATION AGREEMENT

         The undersigned, Thomas R. Youngblood ("Youngblood"), being the holder of options (the "Options") to purchase an aggregate of 7,500 shares of common stock of Eagle National Bank, a national banking association located in Dallas, Texas (the "Bank"), does hereby acknowledge and agree that, pursuant to Section
1.03 of the Stock Transfer and Branch Sale Agreement dated as of May ___, 2000, by and among the Bank and certain shareholders of the Bank, Youngblood hereby cancels the Options and terminates any agreement or plan related thereto in consideration of the payment of $5.00 per share for each share represented by the Options, or an aggregate payment of $37,500, the receipt of which is hereby acknowledged. Furthermore, Youngblood hereby acknowledges that he has no other options, warrants or other securities or contractual rights that afford him the right to purchase shares of stock of the Bank.

         Dated as of this ____ day of ______________, 2000.

                                            YOUNGBLOOD:
                                            ----------



                                            ____________________________________
                                            Thomas R. Youngblood

                                   EXHIBIT C
                                   ---------

                       PURCHASE AND ASSUMPTION AGREEMENT

              --------------------------------------------------

                   BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                  dated as of

                                May ____, 2000

                                    between

                              EAGLE NATIONAL BANK
                                 DALLAS, TEXAS

                                      and

                               PARK CITIES BANK

                                 DALLAS, TEXAS

              --------------------------------------------------

                   BRANCH PURCHASE AND ASSUMPTION AGREEMENT
                   ----------------------------------------

         THIS BRANCH PURCHASE AND ASSUMPTION AGREEMENT is made and executed as of the ___ day of __________, 2000, by and between EAGLE NATIONAL BANK, a national banking association located in Dallas, Texas ("Seller"), and PARK CITIES BANK, a Texas banking association located in Dallas, Texas ("Buyer").

         WHEREAS, Seller maintains a branch located at 6829 Hillcrest, Dallas, Texas (the "Branch");

         WHEREAS, Buyer wishes to purchase certain of the assets and assume certain of the liabilities of the Branch and Seller is willing to sell and transfer the same upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, Seller and Buyer hereby agree as follows:

                                   ARTICLE 1
                                   ---------
                                  Definitions
                                  -----------

      1.1  Definitions. For purposes of this Agreement:
           ------------

         "Account" means a deposit account relationship with a customer of the
          -------
Branch, whether an asset or a liability of such Branch at the time of Closing.

         "Accrued Expenses" means the accrued and unpaid expenses appearing as a
          ----------------
liability on the Preliminary Closing Statement or the Final Closing Statement, respectively, pursuant to Section 2.2(c).

         "Accrued Interest" on any Deposits at any date means interest that is
          ----------------
accrued on such Deposits to and including such date and not yet credited to such deposit Accounts.

         "Affiliate" of a person means any person directly or indirectly
          ---------
controlling or controlled by or under direct or indirect common control with such person, as "control" is defined under Section 2 of the Bank Holding Company Act of 1956, as amended.

         "Agreement" means this Branch Purchase and Assumption Agreement,
          ---------
including all schedules, exhibits and addenda and as modified, amended or extended from time to time.

         "Assets" means the Furniture, Fixtures and Equipment, Leasehold
          ------
Improvements, Cash on Hand, Prepaid Expenses, the Branch Loans, Deposit Overdrafts, all rights to the name "Park Cities Bank" and corporate logos related thereto, and all Records existing on the date of the Agreement plus all such Assets acquired by Seller after the date of the Agreement, but does not include (i) the Excluded Assets or (ii) any such Assets that are permitted to be disposed of by Seller pursuant to the terms of this Agreement.

         "Assumed Contracts" has the meaning set forth in Section 4.9.
          -----------------                               -----------

         "Assumed Deposits" as of the Closing Date, means all Branch Deposits,
          ----------------
net of Deposit Overdrafts, existing on the Closing Date, together with all Accrued Interest thereon as of the Closing Date.

         "Book Value" means, as of any date, the dollar amount of any asset or
          ----------
liability reflected on the books and records of the Seller net of any related accumulated depreciation or amortization (exclusive of any reserves) determined in accordance with generally accepted accounting principles, which amount shall be reduced by any unearned discount on interest installment loans or loans in process, if any, and increased by any interest earned but not collected, if any.

         "Branch Deposits" means, as of any date, the Deposits outstanding on
          ---------------
such date domiciled at the Branch; provided, however, that Branch Deposits do
                                   --------  -------
not include (i) brokered certificates of deposit, (ii) Withholding Accounts, as defined in Section 5.6, and (iii) Deposits not assumed pursuant to Section 4.3
           -----------                                             -----------
or 7.2.
   ---

         "Branch Loans" means, as of any date, the Loans reflected on the books
          ------------
and records of the Seller originated at or allocated to the Branch.

         "Business Day" means any day other than a Saturday, a Sunday or a day
          ------------
observed as a bank holiday by the Federal Reserve Bank of Dallas.

         "Cash on Hand" means, as of any date, all petty cash, vault cash,
          ------------
teller cash, automated teller machine ("ATM") cash and prepaid postage maintained at the Branch.

         "Closing" and "Closing Date" refer to the closing of the sale,
          -------       ------------
purchase, transfer and assumption provided for herein to be held at such time and date as provided for in Section 3.2(a) hereof.

         "Deposits" means, as of any date, all deposit liabilities of Seller,
          --------
including all uncollected items included in depositors' balances, as of such date. The term "Deposit" includes the deposit agreement itself and any and all rights and obligations of Seller created pursuant to such agreement.

         "Deposit Overdrafts" means, as of any date, overdraft balances in
          ------------------
Branch Deposits.

         "Employee" means any employee employed by Seller on the Closing Date at
          --------
the Branch, including without limitation, those employees on medical leave, family leave, military leave or personal leave under Seller's policies.

         "Environmental Laws" means the common law and all federal, state, local
          ------------------
and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and
(iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

         "Excluded Assets" means all investment securities owned by Seller; all
          ---------------
securities purchased by Seller subject to repurchase agreements; all other real estate owned by Seller and properties carried as in substance foreclosures that are associated with the Branch (if any); all loans or participations in loans that are not Branch Loans; all assets and records associated with the investment or brokerage business of Seller or its affiliates, whether conducted at the Branch or any other location of Seller; all intangible assets, including goodwill and mortgage servicing rights, of Seller; all rights to the name Eagle National Bank and any of Seller's corporate logos, trademarks, trade names, signs, Internet domain names, electronic mail addresses (but not the corporate logos, trademarks, trade names, signs, Internet domain names, electronic mail addresses, and telephone number of or related to the Branch), paper stock, monetary instruments (including, but not limited to, traveler's checks and cashier's checks), forms and other supplies containing any such logos, trademarks or trade names; all customer and merchant credit card accounts; all trust assets and trust accounts; and computer systems, hardware, and software.

         "Federal Funds Rate" on any day means the per annum rate of interest
          ------------------
(rounded upward to the nearest 1/100 of 1%) that is the weighted mean of the high and low rates quoted for Federal Funds in the Money Rates Column of the Wall Street Journal in effect on the preceding day.

         "FDIC" means the Federal Deposit Insurance Corporation.
          ----

         "Final Closing Statement" means the actual balance sheet of the Branch
          -----------------------
as of 12:01 a.m. Dallas, Texas time, on the day following the Closing Date, prepared by Seller on or before the Settlement Date in accordance with generally accepted accounting principles consistently applied (except as shall be modified as necessary to reflect amounts prorated under Section 2.2(c) as Prepaid
                                               --------------
Expenses or Accrued Expenses, as the case may be as mutually agreed to by Seller and Buyer). The Final Closing Statement shall be in a form substantially similar to that attached hereto as Exhibit "A."
                           -----------

         "Furniture, Fixtures and Equipment" means all furniture, fixtures and
          ---------------------------------
equipment owned by Seller that are located in the Branch and also includes all ATM's and security devices and systems on the premises of the Branch, as listed on Schedule 2.l(v); but does not include furniture, fixtures or equipment leased
   ---------------
by Seller.

         "Hazardous Materials" means any pollutant, contaminant, chemical, or
          -------------------
toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product.

         "IRA Deposits" has the meaning set forth in Section 4.2.
          ------------                               -----------

         "IRC" means the Internal Revenue Code of 1986, as amended.
          ---

         "Keogh Accounts" has the meaning set forth in Section 4.3.
          --------------                               -----------

         "Lease" means any lease or sublease of a lease by which Seller has
          -----
rights to use the real property on which the Branch is located.

         "Leasehold Improvements" means all improvements to the real estate
          ----------------------
subject to a Lease, if any, purchased, installed or constructed by or on behalf of Seller and used in connection with the operation or maintenance of the Branch, including, without limitation, buildings, structures, parking facilities and drive-in teller facilities.

         "Liabilities" means (i) the Assumed Deposits, (ii) the Lease, (iii) the
          -----------
Assumed Contracts, (iv) Seller's obligations to provide services from and after the Closing Date in connection with the Assets and the Assumed Deposits, and
(vii) such other liabilities of Seller with respect to the operations of the Branch as may be described on Schedule 1.1(b) (the "Other Liabilities");
                              ---------------             -----------
excluding, however, any Assumed Contracts as to which any consents required to transfer the same to Buyer at Closing cannot be obtained.

         "Lien" means any lien, claim, security interest, charge, encumbrance,
          ----
option or adverse claim, except for (i) statutory liens securing payments not yet due, (ii) obligations pursuant to Chapter 72 to 74 of the Texas Property Code relating to Deposits and safe deposit box contents which become subject to escheat to the State of Texas under such law in the year the Closing occurs, and
(iii) such imperfections of title as do not materially and adversely affect the use of the properties or Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

         "Loans" means, as of any date, all loans reflected on the books and
          -----
records of Seller, and shall include any United States and/or state guaranteed student loans, and lease-financing contracts, provided, however, that Loans does
                                              --------  -------
not include (i) any letter of credit, or (ii) any loans that have been wholly charged off the books of the Seller.

         "Non-Assumed Liabilities" means any liabilities or obligations of
          -----------------------
Seller (whether accrued, absolute, contingent, liquidated, unliquidated, known or unknown, due or to become due) other than those specifically described in the term "Liabilities." Non-Assumed Liabilities include, but are not limited to, the following:

               (a) cashier's checks, money orders, interest checks, official checks, drafts and expense checks issued by Seller prior to or at Closing;

               (b) any liabilities or obligations (other than the Liabilities) arising from or connected with the Branch or Assumed Deposits proximately caused by any action by Seller prior to the Closing or any failure to act by Seller prior to the Closing under circumstances under which Seller had a legal duty to act prior to the Closing; and

               (c) any liabilities of Affiliates of Seller.

         "Operating Losses" means the amount of net loss for the period
          ----------------
beginning on March 27, 2000 and ending on the Closing Date attributable to the Branch as set forth on the Branch GL (as defined in the Stock Transfer Agreement).

         "Organization Costs" means the organization costs of the Branch as set
          ------------------
forth in Exhibit D of the Stock Transfer Agreement.

         "Preliminary Closing Statement" means the balance sheet of the Branch
          -----------------------------
prepared by Seller as of 12:01 a.m. Dallas, Texas time, as of a date that is fourteen (14) calendar days prior to the Closing Date, in accordance with generally accepted accounting principles consistently applied (except as shall be modified as necessary to reflect amounts prorated under Section 2.2(c) as
                                                           --------------
Prepaid Expenses or Accrued Expenses, as the case may be and mutually agreed to by Seller and Buyer). The Preliminary Closing Statement shall be in a form substantially similar to that attached hereto as Exhibit "B."
                                                 -----------

         "Prepaid Expenses" means the prepaid expenses appearing as an asset on
          ----------------
the Preliminary Closing Statement or the Final Closing Statement, respectively, pursuant to Section 2.2(c).
            --------------

         "Purchase Premium" means an amount equal to the sum of (a) $500,000,
          ----------------
plus (b) the product of $2.50, multiplied by the difference between (i) 110,000,
----                           -------------
less (ii) the number of Seller's Shares (as defined in the Stock Transfer Agreement) transferred to the Purchasing Directors (as defined in the Stock Transfer Agreement) pursuant to the Stock Transfer Agreement, plus (c) the
                                                              ----
Organization Costs, and plus (d) the Operating Losses.
                        ----

         "Records" means the books, records, files and documentation relating to
          -------
the Assets and the Liabilities.

         "Retained Records" means the records to remain in the possession of
          ----------------
Seller pursuant to the terms of the Records Agreement, a copy of which is attached hereto as Exhibit "C".
                   ----------

         "Returned Deposit Items" or "RDIs" has the meaning set forth in Section
          ----------------------      ----                               -------
4.6.
---

         "Settlement Date" means the date as soon as practicable after the
          ---------------
Closing Date as determined by mutual agreement between Buyer and Seller, but in no event later than the sixtieth (60th) calendar day following the Closing Date.

         "Stock Transfer Agreement" means that certain Stock Transfer and Branch
          ------------------------
Sale Agreement by and among Donald A. Bailey, Harold L. Campbell, Christopher G. Griffith, Clyde W. Hensley, Robert H. Lutz and Ronald Rhoades, the Seller, and Randy L. Pack, Jon Roy Reid, John M. Yeaman and Thomas R. Youngblood.

         "Transaction Deposit" means any Deposit for which the funds may be
          -------------------
withdrawn in practice upon demand or upon which third party drafts may be drawn by the depositor, including a Checking Account, NOW Account or Money Market Deposit Account.

         The foregoing definitions apply equally, where applicable and with appropriate modifications, to both singular and plural forms of the term defined. Other terms are defined in the text of this Agreement and have the meanings assigned herein.

                                   ARTICLE 2
                                   ---------

         2.1  Preliminary Closing Statement and Price. On or prior to the
              ---------------------------------------
Closing Date, Seller shall present Buyer with the Preliminary Closing Statement, which Buyer shall review, and upon which Seller and Buyer shall mutually agree. The parties will use the amounts reflected on the Preliminary Closing Statement to determine all amounts to be transferred to or from each other at the Closing. At the Closing, Seller shall transfer to Buyer cash in the amount equal to the difference between (a) the sum of (i) the amount of the Assumed Deposits, plus
(ii) the amount of the Accrued Expenses, minus (b) the Initial Base Amount. For purposes of this Section 2.1, the "Initial Base Amount" shall be equal to the
                 ------------      -------------------
sum of the following amounts: (i) Cash on Hand, (ii) Prepaid Expenses, (iii) the unpaid principal and accrued interest receivable on the Branch Loans as of the Closing Date, (iv) the Book Value of any Leasehold Improvements as specified on
Schedule 2.1(iv), (v) the Book Value of the Furniture, Fixtures and Equipment as
----------------
specified on Schedule 2.1(v), (vi) the Purchase Premium, plus the Deposit
             ---------------                             ----
Overdrafts.

         2.2  Adjustments. Subject to the provisions of Article 9, the
              -----------                               ---------
assignments, transfers, acceptances and assumptions of the Assets and the Liabilities and the payment of the amounts due in respect thereof in accordance with Sections 3.2 and 2.1 shall be final and without recourse and not subject to
     ------------     ---
any claim for reimbursement, repayment, rescission or avoidance; provided,
                                                                 --------
however, that
-------

               (a) On the Settlement Date, Seller shall deliver the Final Closing Statement to Buyer. Subject to Buyer's right of indemnification pursuant to Article 9, the Final Closing Statement shall become final
                     ---------
         and binding on Buyer and Seller ten (10) Business Days after its delivery to Buyer, unless Buyer gives written notice to Seller of its disagreement with respect to any item included in such statement. Seller and Buyer shall use reasonable efforts to resolve the disagreement during the ten (10) day period following receipt by Seller of the notice. If the disagreement is not resolved during such ten (10) day period, the parties agree to follow the procedures set forth in
         Section 9.4 to resolve such dispute, and such Final Closing Statement
         -----------
         shall be modified by any such resolution, whereupon the Final Closing Statement shall become final and binding. When the Final Closing Statement becomes final and binding, Seller shall pay Buyer, or Buyer shall pay Seller, as appropriate, the difference between the amount paid at the Closing and the amount calculated in accordance with
         Section 2.1 based on the figures on the Final Closing Statement, plus
         -----------
         interest accrued from the Closing Date to the date such payment is made at the Federal Funds Rate. Such amounts shall be debited or credited, where applicable, from Buyer's account maintained with the Federal Reserve Bank of Dallas. In the event such amounts are not paid by Seller or Buyer, as appropriate, within three (3) Business Days from the date the Final Closing Statement becomes final and binding, then such amounts shall accrue interest until paid at the Federal Funds Rate plus five percent (5%) per annum, but in no event in excess of the highest rate permitted by applicable law.

               (b) If Seller determines that any Asset other than the Lease (the "Non Assignable Asset") is not assignable as of the Closing Date for any reason, then Seller shall use reasonable efforts to assign such Non Assignable Assets to Buyer as soon as possible after the Closing Date but in any event no later than on the Settlement Date. In the event Seller is unable to assign any Non Assignable Asset to Buyer on the Settlement Date, then Seller shall (i) no longer have any obligation to assign such Non Assignable Asset to Buyer, and (ii) refund to Buyer the value of such Non Assignable Asset as reflected on the Preliminary Closing Statement together with interest at the Federal Funds Rate from the Closing Date through the date of such refund.

                                   ARTICLE 3
                                   ---------
                               Purchase and Sale
                               -----------------

         3.1  Purchase and Sale. Upon the terms and subject to the conditions of
              -----------------
this Agreement, Seller agrees to sell and transfer and Buyer agrees to purchase and assume the Assets and the Liabilities at the Closing as provided in Section
                                                                        -------
3.2.
---
         3.2  Closing.
              -------

              (a)   Closing Date and Place. The closing for the transactions
                    ----------------------
         provided for herein will be held at the offices of Haynie Rake & Repass, P.C., or at such other place mutually agreed in writing by Buyer and Seller, which may include the exchange of documents by mail or facsimile. The Closing shall be held on the date specified in the Stock Transfer Agreement.

              (b)   Deliveries by Seller at the Closing. At the Closing, Seller
                    -----------------------------------
         shall execute and/or deliver to Buyer, with such instruments to be in form and substance satisfactory to Seller and Buyer, the following:

                       (i)      A bill of sale in the form of Exhibit "D"
                                                              -----------
              hereto, conveying to Buyer the Leasehold Improvements, the Furniture, Fixtures, and Equipment and certain other Assets that are personal property, with a warranty by Seller that as of the Closing Date there are no outstanding liens or claims against such Assets and a general warranty of title;

                       (ii) One or more assignments of all of Seller's rights, title and interests in the Lease and the Assumed Contracts;

                       (iii) Copies of written consents to the assignment of the Lease or Assumed Contracts requiring such consent;

                        (iv)    A Records Agreement in the form of Exhibit "C"
                                                                   -----------
              pursuant to which Seller shall provide Buyer with access to certain records with respect to the Branch;

                        (v)     The Preliminary Closing Statement;

                        (vi) Original notes for all Branch Loans, endorsed without recourse, and all related loan files;

                        (vii)   Payment to Buyer as may be required pursuant to
              Section 2.1 of this Agreement in immediately available funds (such
              -----------
              payment to be made at a time no later than 12:00 Noon, Dallas, Texas time, on the Closing Date);

                        (viii) All collateral security of any nature whatsoever held by Seller as collateral for any of the Assets;

                        (ix) Possession of the Assets and access to and keys for the office of the Branch, to be delivered at the close of business on the Closing Date; and

                        (x) A non-foreign affidavit as required by Section 1445 of the IRC.

              (c)  Deliveries by Buyer at the Closing. At the Closing, Buyer
                   ----------------------------------
         shall execute and/or deliver to Seller, with such instruments to be in form and substance satisfactory to Seller and Buyer, the following:

                        (i) A Liability Assumption Agreement in the form of Exhibit "E" hereto, pursuant to which Buyer agrees to assume and
              ----------
              discharge all of the Liabilities;

                        (ii) The Assignment and Assumption Agreement, pursuant to which the Seller assigns the Lease to the Buyer and the Buyer assumes the Seller's obligations under the Lease in the form attached hereto as Exhibit "F";
                                      -----------

                        (iii)   The Records Agreement;

                        (iv) A certificate duly executed by an authorized officer of Buyer, dated as of the Closing Date, acknowledging receipt of possession of the Assets; and

                        (v) Payment to Seller in immediately available funds in the amount of the interest that would accrue on the Closing Date at the Federal Funds Rate on the cash payment by Seller made pursuant to Section 3.2(b)(ix) (such payment to be made at a time
                          ------------------
              no later than 12:00 Noon, Dallas, Texas time, on the Closing
              Date).

               (d) Except as otherwise specified in this Agreement, Buyer shall be responsible for filing or recording any instruments or documents evidencing, or otherwise notifying persons who are not parties to this Agreement regarding, the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 4
                             Operational Covenants
                             ---------------------

         4.1   Data Processing Conversion. The conversion of the data processing
               --------------------------
with respect to the Branch and the Assets and the Liabilities to be transferred hereunder will be completed no later than the next Business Day following the Closing Date. In connection with the data processing conversion, Seller and Buyer shall, except as set forth herein, each pay their own costs and expenses associated with the data processing conversion and shall bear their respective duties and responsibilities relating to such conversion. Seller will use its reasonable efforts to deliver to Buyer at a mutually agreed date and time after the Closing Date, a list (which may be in the form of machine-readable data tapes or disks) of the Assumed Deposits as of the most recent practicable date, which list identifies each Assumed Deposit by type, with appropriate information regarding the depositor and the terms of the Assumed Deposit. Buyer will bear all expenses (including without limitation fees charged by Seller's data processor) associated with the delivery of such information to Buyer's data processor. In no event shall Seller be required to provide any computer programming, source code or changes in existing file layouts.

         4.2  IRA Deposits. With respect to Deposits that are individual
              ------------
retirement accounts created by a trust for the exclusive benefit of an individual or his or her beneficiaries in accordance with the provisions of
Section 408 of the IRC ("IRA Deposits"), Seller will appoint Buyer as successor custodian of all such IRA Deposits, including but not limited to, sending to the depositors thereof appropriate notices, and filing any appropriate applications with applicable regulatory authorities. Effective as of the Closing Date, Buyer will accept appointment as custodian with respect to such IRA Deposits and will perform all of the duties so transferred and comply with the terms of Seller's agreement with the depositor of the IRA Deposits affected thereby.

         4.3  Keogh Accounts. With respect to Deposits that are Keogh Accounts
              --------------
created by a trust for the benefit of employees and that comply with the provisions of Section 401 of the IRC ("Keogh Accounts"), Seller will use
                                       --------------
reasonable efforts and cooperate with Buyer to invite depositors thereof to direct a transfer of each such depositor's Keogh Account and the related Deposit to Buyer, as custodian thereof, and to adopt Buyer's form of Keogh master plan as a successor to the Keogh Master Plan of Seller. Buyer will assume no Deposits that are Keogh Accounts unless Buyer has received the documents necessary for such assumption or transfer at or before the Closing. With respect to any depositors who do not transfer such Keogh Accounts to Buyer's form of Keogh master plan, Seller will use reasonable efforts in order to enable Buyer to retain such Keogh Accounts at the Branch.

         4.4  Replacement of Customer Check Stock and ATM Cards. As soon as
              -------------------------------------------------
practicable, but in no event later than five (5) days after the Closing Date, Buyer shall mail to each depositor in respect of a Transaction Deposit that was included in the Assumed Deposits a letter approved by Seller requesting that such depositor promptly cease writing checks on Seller's check stock against such Transaction Deposit. At such time as Buyer mails each such notice to each depositor, Buyer shall also forward to each depositor new checks on Buyer's check stock, which checks the depositor may draw upon Buyer for the purpose of effecting transactions with respect to such Transaction Deposits.

         The parties will use reasonable efforts to develop procedures (i) that will cause checks drawn on Seller's form of check stock against Transaction Deposits that are received after the Closing Date to be cleared through Buyer's then current clearing procedures and (ii) to provide for the delivery of new ATM cards by Buyer and the orderly processing of ATM transactions.

         4.5  Clearing Items. During the ninety (90) day period following the
              --------------
Closing Date, if it is not possible to clear checks and other items drawn on the Assumed Deposit Accounts through Buyer's then current clearing procedures, Seller will make provisional settlement to the presenting institution and will forward such checks and other items on the Assumed Deposits to Buyer, via courier, at Buyer's expense, no later than the next Business Day after receipt thereof, and Buyer will reimburse Seller for such provisional settlement. Upon the expiration of such ninety (90) day period, Seller shall cease forwarding checks and other debits against Assumed Deposit Accounts and return them to the originators marked "Return for Better Routing". During such ninety (90) day period, Buyer will not be obligated to pay Seller for any item processed. After ninety (90) days from the Closing Date, Buyer will pay Seller $2.50 for each item returned by Seller. Upon timely presentation to Buyer, Buyer will assume all responsibility for such items (except for such items that have not been handled by Seller in accordance with applicable law or regulation, or with ordinary care), including but not limited to determining whether to honor or dishonor such items and giving any required notification for the return of large items.

         4.6  Returned Deposit Items. Any items that were credited for deposit
              ----------------------
to or cashed against an Assumed Deposit prior to the Closing and are returned unpaid after the Closing Date ("Returned Deposit Items" or "RDIs") will be
                                ----------------------      ----
handled as follows:

               (a) Within one (1) Business Day after receipt of any RDI by Seller, Seller will fax to Buyer a list reflecting the amount of such RDI, the date of deposit and depositor's account number (if available) and Seller will forward a consolidated collection request with the original RDIs (a "Collection Advice"), to Buyer via courier, at Buyer's
                           -----------------
         expense.

               (b) Upon receipt of a Collection Advice, Buyer will place holds on the respective customers' Assumed Deposit(s) in an amount not less than the amount of the RDI and take any actions necessary to ensure that such deposits are not withdrawn.

               (c) Within one (1) Business Day after receipt of such Collection Advice and original RDI, Buyer will debit the available Assumed Deposits and/or overdraw the depositor's account and return the paid collection request to Seller. RDIs that overdraw an account balance shall be held by Buyer unless requested by Seller during the collection process. Buyer will release RDIs to depositors only upon receipt of sufficient good funds to cover any deficient balances.

               (d) A list reflecting name, address, phone number and amount of accounts overdrawn $500 or more, resulting from an RDI forwarded by Seller being charged to the customer's account, shall be faxed to Seller, Attention: Cashier, fax number (972) 980-4443, on the date such item is charged back.

               (e) Seller will be responsible for collecting overdrawn balances of RDIs over $500. Buyer will cooperate with Seller with respect to providing information or records that may be needed to pursue resolution of amounts due to Seller. Buyer will be responsible for reasonable collection efforts on overdrawn balances of RDIs of $500 or less.

               (f) After a period of 60 days from the date an account is charged for an RDI and becomes overdrawn, Buyer will submit a collection request to Seller for any remaining balances that could not be collected. The original RDIs received shall be returned with the collection letter to Seller via courier, at Seller's expense.

               (g) Customer disputes regarding Buyer's rights to debit assumed deposits will be reviewed with Seller's Cashier for resolution. Buyer agrees to cooperate with Seller in debiting Assumed Deposits for RDIs, except in such cases when Seller's negligence is the basis of a defense by the customer to Buyer' s right to debit the Assumed Deposit(s).

               (h) Claims involving checks paid prior to Closing, drawn against accounts sold, which are subsequently disputed to be forged or otherwise unauthorized, shall be referred to Seller's Cashier for resolution.

         The collection process described above shall also be applied to RDIs that may be received within the applicable statute of limitations period for altered or forged endorsed instruments.

         4.7   Direct Deposit Arrangements. Seller will use reasonable efforts
               ---------------------------
to transfer to Buyer on the Closing Date all of those automated clearing house and Fed wire direct deposit arrangements that are tied by agreement or other standing arrangement to the Assumed Deposits. For a period of ninety (90) days, in the case of automated clearing house direct deposits and thirty (30) days, in the case of Fed wire direct deposits, after the Closing Date (each, a "Direct
                                                                       ------
Deposit Cut-off Date"), Seller will, no later than the next Business Day
--------------------
following the date of receipt thereof, remit and transfer by electronic transmission to Buyer all direct deposits intended for Assumed Deposits. After the applicable Direct Deposit Cut-off Date, Seller may discontinue accepting and forwarding automated-clearing-house and Fed-wire entries and funds and return such direct deposits to the originators marked "Return for Better Routing". Seller will not be liable for any Deposit Overdrafts that may thereby be created or for any other matter. Seller will not be obligated to accept new direct deposit arrangements on any Branch Deposits after the date that all regulatory approvals (except for statutory waiting periods), have been received, nor will Seller be obligated to remit or transfer with respect to any direct deposit arrangements other than by electronic transmission. As soon as practicable following the Closing Date, Buyer will provide the direct deposit originators with Account numbers and conversion tapes relating to Assumed Deposits that have direct deposit arrangements in effect.

         4.8   Direct Debit Arrangements. With respect to all Branch Deposits
               -------------------------
that have arrangements providing for direct debit of such Accounts by third parties ("Direct Debit Accounts"), Buyer will send appropriate notice to all
          ---------------------
holders of Direct Debit Accounts as soon as practicable after the receipt of all regulatory approvals (except for statutory waiting periods), and after the notices provided in Section 5.4, instructing such
                    -----------
customers concerning transfer of customer direct debit authorizations from Seller to Buyer. Seller shall cooperate with Buyer in soliciting the transfer of such authorizations. Such notice shall be in a form agreed to by the parties. For a period of ninety (90) days following the Closing Date, Seller will forward by electronic transmission to Buyer all direct debits on Direct Debit Accounts on the Business Day following the date of receipt thereof, and will give Buyer a daily accounting by electronic transmission of such debits to Buyer's clearing account. Thereafter, Seller may discontinue forwarding such entries and return them to the originators marked "Return for Better Routing". Seller will not be obligated to accept new direct debit arrangements on Branch Deposits after the date when all regulatory approvals have been obtained, nor will Seller be obligated to forward such direct debits or give an accounting thereof other than by electronic transmission. As soon as practicable after the Closing Date, Buyer will provide Direct Debit originators with the Account numbers and conversion tapes relating to Assumed Deposits that have direct debit arrangements in effect.

         4.9   Assumption of Contracts. Attached hereto as Schedule 4.9 is a
               -----------------------                     ------------
list of all contracts, agreements, and other obligations to which Seller is a signatory that relate specifically to the operation of the Branch (other than those relating to the Deposits), including without limitation, service contracts, maintenance contracts, consulting contracts, agency agreements and licensing agreements (but excluding contracts that relate to Seller's bank operations generally and that are not being assumed by Buyer). Not later than thirty (30) days after the date of this Agreement, Buyer shall deliver to Seller a list of all contracts and agreements reflected on Schedule 4.9 that Buyer
                                                    ------------
wishes to assume (the "Assumed Contracts"); provided, however, that if Seller
                       -----------------
notifies Buyer not later than thirty (30) days prior to the Closing Date that one or more of such contracts or agreements may not be legally assigned, Seller shall not be required to assign such contracts or agreements at Closing and shall have no liability to Buyer as a result of its inability to accomplish such assignments.

         4.10  Branch Loans. In connection with the transfer of the Branch
               ------------
Loans, Seller and Buyer agree as follows:

               (a) The parties will cooperate and use their best efforts to cause Buyer to become the beneficiary of credit life, accident and health, vendor's single interest premium or similar insurance purchased by or on behalf of such customer on the Branch Loans but excluding any lines of credit. For the duration of such insurance, Seller and Buyer agree to cooperate in good faith to develop a mutually satisfactory method by which the issuer of such insurance will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Closing Date.

               (b) Each of Buyer and Seller will use their best efforts to comply with all notice and reporting requirements of the loan documents or of any law or regulation with respect to the transfer of such loans.

               (c) Within thirty (30) days after the Closing Date, Buyer will, at its expense, issue new coupon books or similar payment notices for payment of Branch Loans with instructions to use Buyer's coupons or statements and to destroy unused coupons furnished by Seller.

               (d) For a period of sixty (60) days after the Closing Date, within five (5) Business Days after receipt by Seller of any check or money order made payable to Seller representing payment on a Branch Loan, Seller shall issue and forward a cashier's check made payable to Buyer or wire transfer to the benefit of Buyer in the amount of such item, and forward the item for collection. If the item is returned unpaid, however, Seller shall promptly notify Buyer of such item's return and shall forward the original of such item to Buyer. Within three (3) Business Days after receipt of such returned item, Buyer shall issue and forward a cashier's check or wire transfer to Seller in the amount of such item, and Buyer shall be responsible for any further efforts to collect such item.

               (e) If the balance due on any Branch Loan has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the asset value representing the Branch Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand. In such event, Buyer shall issue and forward a cashier's check or wire to Seller in the amount of such item, and Buyer shall be responsible for any further efforts to collect such item.

     4.11 Assumption of Liabilities.  At the Closing, Buyer shall succeed to
          -------------------------
all obligations and liabilities of Seller to the extent included among the Liabilities as of the Closing Date, and shall be liable from then and thereafter to pay, discharge and perform all of the Liabilities as if Buyer had itself incurred such obligations and liabilities, and Buyer shall succeed to all rights, offsets and defenses of Seller in connection therewith. Subject to the provisions of law, from and after the Closing, Buyer shall honor all the terms and conditions of existing deposit agreements. Buyer is not assuming any Non-Assumed Liabilities.

     Collection of Deposit Overdrafts, if any such collection is effected by Buyer at its sole discretion, shall be the sole responsibility of Buyer. At Buyer's request, Seller will use reasonable efforts to cooperate to assist in collection, but Seller shall not be required to incur any fees or expenses (including legal or other professional fees) other than the indirect costs associated with the employment of Seller's existing employees in connection with rendering such assistance.

     4.12 Forwarding of Mail or Other Correspondence.  Each of the parties
          ------------------------------------------
hereto agrees that following the Closing Date, each party shall, at its own expense, deliver to the other as soon as practicable, but in no event later than three (3) Business Days after receipt, any mail or other correspondence received by such party that was intended to be delivered to the other party.

                                   ARTICLE 5
                                   ---------
                             Additional Covenants
                             --------------------

     5.1  Seller's Covenants.  Seller agrees to:
          ------------------

          (a) Use reasonable efforts to sign and deliver to Buyer such additional agreements and other documents, and to do such other acts and things, as may be required to complete the transactions contemplated by this Agreement;

          (b) Cooperate with Buyer in obtaining all governmental and regulatory consents, approvals, licenses, waivers and the like required to be fulfilled or obtained for the completion of the transactions contemplated by this Agreement;

     5.2  Buyer's Covenants.  Buyer agrees to:
          -----------------

          (a) Use reasonable efforts to sign and deliver to Seller such additional agreements and other documents, and to do such other acts and things, as may be required to complete the transactions contemplated by this Agreement;

          (b) Pay, honor, discharge and perform, in accordance with applicable law, all liabilities and obligations in respect of the Assets and the Liabilities and any other liabilities of the Branch arising, accruing or subsisting after the Closing Date, which Buyer is obligated to assume pursuant to this Agreement, subject to applicable indemnification rights of Buyer;

          (c) Not use, keep or claim any registered or unregistered trademark, service mark or other identification commonly associated with Seller, or any sign, Internet domain name, electronic mail address, display or similar address or material of Seller or any banking or other forms, stationery, passbooks, checks, traveler's checks, cashier's checks, manager's checks or similar banking material of Seller or bearing Seller's name or other similar marks or identification (except to the extent necessary to conduct business operations and with Seller's prior consent following Closing, and then only if Seller's name, marks or identification are obliterated from such material, and such material is clearly identified as that of Buyer), or any proprietary material of Seller including without limitation operating manuals, training manuals and public relations, explanatory or advertising materials (not including the telephone number of the Branch);

          (d) As of the Closing Date, become the "holder", as that term is defined in the Texas Property Code (Tex. Prop. Code Ann. 73.001), of all Assumed Deposits that Buyer assumes under this Agreement. Buyer will be responsible for the escheat of any property for which it becomes the holder and that becomes abandoned during the calendar year in which the Closing occurs;

          (e) On and following the Closing Date, honor and comply with the terms of all holds, levies, garnishments, tax liens, orders, pledges, guardianship agreements and other restrictions that are in effect on the Assumed Deposits as of the Closing Date;

          (f) On and following the Closing Date, assume and discharge, in the usual course of banking business, Seller's obligations with respect to the safe deposit box business at the Branch in accordance with the terms and conditions of contracts or rental agreements related to such business, and to maintain all records related to such agreements and facilities necessary for the use of such safe deposit boxes by persons entitled to use them;

          (g) Continue to operate the Branch at its current location for a period of ninety (90) days after the Closing Date (unless Buyer has provided Seller written confirmation from Buyer's appropriate federal banking agency that any earlier change in location by Buyer would be exempt from the notice and other requirements of 12 U.S.C. (S).1831r-1); and

     5.3  Consents.  Seller shall use reasonable efforts to obtain all consents
          --------
(other than the approval of banking regulatory authorities) required to transfer the Assets, the Lease and the Assumed Contracts to Buyer pursuant to this Agreement; provided, however, that Seller shall not be required to pay any additional compensation or fee to any person or entity to obtain such consent, and provided further that Buyer provides reasonable assistance to Seller to obtain such consent.

     5.4  Notices.
          -------

          (a) No later than thirty (30) days prior to the Closing Date (unless earlier required by law, regulation or regulatory policy), Seller shall notify the holders of Deposits to be transferred on the Closing Date that, subject to Closing, Buyer will be assuming liability for such Deposits.

          (b) Each of Seller and Buyer will provide, or join in providing where appropriate, all notices to holders of Deposits and other persons that Seller or Buyer, as the case may be, is required to give by any regulatory authority having jurisdiction or under applicable law or the terms of any other agreement between Seller and any customer in connection with the transactions contemplated hereby.

          (c)  Following or concurrently with the notice referred to in Section
                                                                        -------
     5.4(a), Buyer may communicate with and deliver information, brochures,
     ------
     bulletins and other communications to holders of Deposits concerning the transactions contemplated by this Agreement and concerning the business and operations of Buyer.

          (d) A party proposing to send or publish any notice or communication pursuant to Section 5.4(a), (b) or (c), shall furnish to the other party a
                 --------------------------
     copy of the proposed form of such notice or communication as soon as practicable in advance of the proposed date of the first mailing, posting or other dissemination thereof to customers, and such party shall amend such notice or other communication to incorporate any reasonable changes that the other party proposes to such notice or other communication. All costs and expenses of any notice or communication sent or published by Buyer or Seller shall be the responsibility of the party sending such notice or communication and all costs and expenses of any joint notice or communication shall be shared equally by Seller and Buyer.

          (e)  Following the giving of any notice referred to in Section 5.4(a),
                                                                 --------------
     (b) or (c), Seller shall deliver to each new customer of the Branch such
     ----------
     notice or notices as may be reasonably necessary to notify such new customers of Buyer's pending assumption of the Deposits and to comply with the requirements of any regulatory authority or applicable law. Buyer and Seller shall cooperate in determining the content of such notices to such new customers, and the cost of such notices shall be shared equally by Seller and Buyer.

     5.5  IRA Deposits and Keogh Accounts.  Seller will deliver to Buyer on the
          -------------------------------
Closing Date all of the documents in Seller's possession governing each IRA Deposit and Keogh

Account that is included in the Assumed Deposits. Seller will prepare and file all reports to government authorities required to be filed for the period ending on the Closing Date and all prior periods (except for filing IRS Form 1099's for the calendar year in which the Closing occurs, for which filings Buyer will be responsible pursuant to Section 5.6(a) and (b)). Buyer will be responsible for
                        -------------
all such reporting for periods commencing on the day after the Closing.

     5.6  Interest Reporting and Withholding.
          ----------------------------------

          (a)  Except as set forth in Section 5.6(b), for the period from
                                      --------------
     January 1 of the year in which the Closing occurs through the Closing Date, Seller will provide all information necessary for Buyer to report to applicable taxing authorities and owners of Assumed Deposits transferred on the Closing Date, all interest credited to, withheld from and any early withdrawal penalties imposed upon the Assumed Deposits during such period (collectively, the "Reported Amounts"). With respect to all periods
                         ----------------
     beginning on or after January 1 of the year in which the Closing occurs, Buyer will report all Reported Amounts to applicable taxing authorities and owners of Assumed Deposits transferred on the Closing Date.

          (b) With respect to any Accounts for which amounts are required by any governmental agency to be withheld (the "Withholding Accounts") Seller
                                                  --------------------
     will: (i) for the period from January 1, of the year in which the Closing occurs through the Closing Date, report all Reported Amounts incurred during such period on the Withholding Accounts to applicable taxing authorities and to the owners of the Withholding Accounts; and (ii) withhold any amounts required by any governmental agencies to be withheld from the Withholding Accounts on or before the Closing Date in accordance with applicable law or appropriate notice from any governmental agency and remit such amounts to the appropriate agency on or prior to the applicable due date.

          Buyer will: (i) for the period from the day after the Closing Date to the end of the calendar year (and all periods thereafter), report all Reported Amounts incurred during such period on the Withholding Accounts to applicable taxing authorities and to the owners of the Withholding Accounts; and (ii) withhold any amounts required by any governmental agencies to be withheld from the Withholding Accounts after the Closing Date in accordance with applicable law or appropriate notice from any governmental agency and remit such amounts to the appropriate agency on or prior to the applicable due date.

          (c) Buyer shall report to applicable authorities and the borrowers of the Branch Loans all interest paid on such loans for the year in which such loans are acquired by Buyer.

                                   ARTICLE 6
                                   ---------
                        Representations and Warranties
                        ------------------------------

     6.1  Seller's Representations and Warranties.  Seller represents and
          ---------------------------------------
warrants to Buyer that, as of the date of this Agreement (or, as to any information specified in a schedule to have been compiled as of some earlier date, as of such earlier date):

          (a) Seller is a national banking association, duly organized and in good standing under the laws of the United States;

          (b) Seller has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all corporate action necessary to be taken by or on the part of Seller to execute, deliver and subject to regulatory and shareholder approvals perform this Agreement and to consummate the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, Seller, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

          (c)  Upon payment by Buyer of the amounts specified in Articles 2 and
                                                                 ----------
     3 in the manner and at the times provided therein, Buyer will acquire good
     -
     and indefeasible title to, or a valid leasehold interest in, the Assets, free and clear of any lien, charge, encumbrance, option or adverse claim except as set forth in Schedule 6.1(c);
              ---------------

     6.2  Buyer's Representations and Warranties.  Buyer represents and warrants
          --------------------------------------
to Seller that, as of the date of this Agreement:

          (a) Buyer is a [Texas banking corporation/national banking association], duly established and in good standing under the laws of the [State of Texas/United States];

          (b) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 5.2(b), Buyer has the
                                            --------------
     requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all acts and other proceedings required to be taken by or on the part of Buyer to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, Buyer, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies;

                                   ARTICLE 7
                                   ---------
                                Understandings
                                --------------

     Buyer and Seller understand and agree as follows:

     7.1  Depositors' Rights.  All transfers to Buyer of Deposits included among
          ------------------
the Liabilities are subject to the individual depositors' continuing rights to withdraw, and Seller makes no representation or warranty to the Buyer concerning the continuing maintenance of such Deposits at the Branch. Notwithstanding the preceding sentence, Seller has no reason to believe that any material amount of the Deposits at the Branch will be transferred. Seller has not taken any action, directly or indirectly, to solicit or otherwise encourage customers of the Branch to transfer their Deposits.

     7.2  Limitation of Warranties.  Except as may be expressly represented or
          ------------------------
warranted by Seller in this Agreement or any agreement or document contemplated hereby, Seller makes no representation or warranties whatsoever with regard to any Asset, any Liability or the business or operations of the Branch, it being expressly understood that such Assets and Liabilities are being transferred AS IS, WHERE IS, WITHOUT RECOURSE, WITH ALL FAULTS AND WITH NO WARRANTIES OTHER THAN AS EXPRESSLY PROVIDED HEREIN. Buyer agrees that it is relying solely upon its judgment, after such investigation and inspection of information provided by Seller as it deems necessary or appropriate, as to the quality, condition, fitness and value of the Assets, and Seller hereby disclaims any representations or warranties made by Seller as to their condition or value except those made pursuant to Section 6.1 of this Agreement.
            -----------

                                   ARTICLE 8
                                   ---------
                   Conditions to the Closing and Termination
                   -----------------------------------------

     8.1  Conditions to Consummation.  Consummation of the transactions
          --------------------------
contemplated by this Agreement shall be subject to the satisfaction of the conditions set forth in the Stock Transfer Agreement, any or all of which may be waived in accordance with the terms of the Stock Transfer Agreement.

     8.2  Termination.  This Agreement may be terminated and abandoned at any
          -----------
time prior to or on the Closing Date pursuant to the terms and with the effect set forth in the Stock Transfer Agreement.

                                   ARTICLE 9
                                   ---------
                           Survival, Indemnification
                           -------------------------

     9.1  Survival.  The covenants, agreements, representations and warranties
          --------
of the parties hereto made, contained in or to be performed pursuant to this Agreement shall not survive Closing. The indemnities contained in Sections
                                                                  --------
9.2(i) and (ii) and 9.3(i) and (ii) shall not terminate but shall survive
-----       --      -----       --
Closing without any limitation as to duration.

     9.2  Seller's Indemnity.  Seller hereby indemnifies Buyer against and
          ------------------
agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against Buyer) demanded, claimed or threatened in writing against Buyer or incurred or suffered by Buyer arising out of (i) ownership or operation of the Branch or its business and properties prior to Closing, but excluding all Liabilities expressly assumed by Buyer pursuant to this Agreement and any damage, loss, liability or expense resulting from actions taken by Seller at the written direction of Buyer; and (ii) all Non-Assumed Liabilities. Seller shall not be liable under this Section 9.2 for any settlement effected without its
                         -----------
consent (which consent shall not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. Buyer agrees to give prompt notice to Seller of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of that indemnity may be sought hereunder. Seller may, and at the request of Buyer shall, participate in and control the defense of any such suit, action or proceeding at its own expense.

     9.3  Buyer's Indemnity.  Buyer hereby indemnifies Seller against and agrees
          -----------------
to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against Seller) demanded, claimed or threatened in writing against Seller or incurred or suffered by Seller arising out of (i) ownership or operation of the Branch or its business and properties after Closing (except as to such damage, liability, loss or expense resulting from actions taken by Buyer at the written direction of Seller); and (ii) all Liabilities (which term excludes Non-Assumed Liabilities). Buyer shall not be liable under this Section
                                                                        -------
9.3 for any settlement effected by Seller without its consent (which consent
---
shall not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. Seller agrees to give prompt notice to Buyer of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Buyer may, and at the request of Seller shall, participate in and control the defense of any such suit, action or proceeding at its own expense.

     9.4  Arbitration.
          -----------

          (a) Any controversy or claim between Buyer and Seller arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to, a claim based on or arising from an alleged tort, will, at the request of any party, be determined by arbitration in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The AAA will be instructed by either or both parties to prepare a list of proposed arbitrators. Within ten (10) days of receipt of the list, each party may strike one name from the list. The AAA will then appoint one arbitrator from the name(s) remaining on the list. The arbitration will be conducted in Dallas, Texas. The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The award rendered by the arbitrator shall set forth findings of the facts and conclusions of law and shall be final, and the judgment may be entered in any court having jurisdiction thereof. A failure by the arbitrator to make findings of fact and conclusions of law shall be grounds for overturning the award. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (b) In any arbitration proceeding, the arbitrator is authorized to apportion costs and expenses, including investigation, legal and other expense, which will include, if applicable, a reasonable estimate of allocated costs and expense of in-house legal counsel and legal staff. Such costs and expenses are to be awarded only after the conclusion of the arbitration and will not be advanced during the course of such arbitration.

     9.5   Limit on Indemnities.
           --------------------

           (a) Notwithstanding any other provision hereof, an indemnifying party shall not be liable under this Article 9 for any losses described in
                                          ---------
     Section 9.2(i) or (iii) in the case of Seller and described in Section
     --------------                                                 -------
     9.3(i) in the case of Buyer sustained by the indemnified party unless and
     ------
     until the aggregate amount of all such losses sustained by the indemnified party shall exceed $25,000, in which event the indemnifying party shall be liable only for such losses in excess of $25,000. An indemnifying party shall not be liable under this Article 9 for any settlement effected by the
                                    ---------
     other party, without its consent, of any claim or liability or proceeding for which indemnity may be sought hereunder. In no event shall the losses for which an indemnifying party may be liable hereunder exceed the amount of the Initial Base Amount. IN ADDITION, THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS OF THE INDEMNIFIED PARTY THAT THE INDEMNIFIED PARTY MAY SUFFER.

                                  ARTICLE 10
                                  ----------
                            Tax and Related Matters
                            -----------------------

     10.1  Obligations.  Buyer shall pay, and shall indemnify Seller for, any
           -----------
sales tax, use tax, deed tax or property transfer tax imposed on the sale or transfer of the Assets or the Liabilities or any part thereof.

     10.2  Access to Information.  For the applicable period required by law,
           ---------------------
Seller and Buyer shall have a right to have access to and to copy all of the records of the other party relevant to the Assets and the Liabilities and necessary for the preparation of the income tax returns, employee tax returns, employee reports, employee benefits calculations, customary accounting functions and other similar bona fide purposes. Additionally, Buyer and Seller each agree to make available to the other party, at reasonable times and upon reasonable advance notice, relevant records and personnel in connection with an investigation or the preparation of or participation in a defense, negotiation or settlement relating to any pending, future, or threatened litigation or government agency proceeding (including a tax audit) involving the conduct or interest of such other party.

     10.3  Allocation of Consideration.  Buyer and Seller shall allocate the
           ---------------------------
consideration payable hereunder at the Closing among the Assets, tangible and intangible, in the manner set forth on Schedule 10.3.
                                       -------------

                                  ARTICLE 11
                                  ----------
                                 Miscellaneous
                                 -------------

     11.1  Notices.  Notices and legal process to be delivered to or served
           -------
upon either party hereto shall be deemed to have been duly delivered or served when delivered in written form by hand or by telegraph, telex or facsimile transmission, or the day after being sent from within the continental United States by overnight delivery or courier service, or three (3) days after posting by registered mail or certified mail with return receipt requested, to the parties hereto at the following addresses:

If to Seller:

     Eagle National Bank
     5006 Verde Valley
     Dallas, TX 75240
     Attn: Mr. Harold Campbell
           Chairman of the Board
     Telephone:   972-980-4443
     Facsimile:   972-980-1579

With a copy to:

     Mark Haynie
     Haynie Rake & Repass, P.C.
     14651 Dallas Parkway, Suite 136
     Dallas, Texas  75240
     Telephone:   972-716-1855
     Facsimile:   972-716-1850

If to Buyer:

     Park Cities Bank
     6829 Hillcrest
     Dallas, Texas 75205
     Attn: Mr. Thomas Youngblood
     Telephone:  __________
     Facsimile:   __________

With a copy to:

     Sanford Brown
     Bracewell & Patterson, LLP
     500 North Akard
     Suite 4000
     Dallas, TX  75201
     Telephone:   214-758-1093
     Facsimile:   214-758-8300

or to such other authorized agent or address as either party may hereafter select by written notice to the other party.

     11.2  Public Notice.  All written notices to third parties (including
           -------------
customers of the Branch but excluding requests for consent or approval of regulatory agencies, contractors, and other third parties) and all public announcements and press releases concerning the transactions contemplated by this Agreement made prior to Closing shall be jointly planned and coordinated by Buyer and Seller. Neither party shall act unilaterally in this regard without the prior approval of the other party, which shall not be unreasonably withheld or delayed; provided, however, that in the event that a party reasonably
            --------  -------
concludes that a public announcement or release is required by applicable law and the parties cannot reach agreement upon a mutually acceptable release, the party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement.

     11.3  Assignment.  This Agreement shall bind and inure to the benefit of
           ----------
the parties hereto and their respective successors and assigns; provided,
                                                                --------
however, that Buyer shall not assign this Agreement or any of the rights,
-------
duties, or obligations of Buyer hereunder, including without limitation any right, title or interest in any one or more of the Assets until all amounts owed by Buyer under Articles 2 and 3 hereof have been paid in full, unless Buyer
               ----------     -
shall have obtained the prior written consent of Seller (which consent shall not be unreasonably withheld).

     11.4  Time.  Time is of the essence for all purposes with respect to this
           ----
Agreement.

     11.5  Expenses.  Seller shall pay all of its expenses and costs incurred in
           --------
connection with this Agreement and the consummation of the transactions contemplated hereby. Seller shall pay the reasonable expenses and costs of the Buyer in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, such reasonable expenses and costs shall
                     --------  -------
be allocated to the Branch on the Branch GL. Seller shall not have any responsibility for nor shall it pay the expenses and costs associated with the preparation and filing of the Buyer's application for charter, the organization of the Buyer, the solicitation of subscriptions to purchase the capital stock of the Buyer, and all other expenses and costs related solely to the Buyer.

     11.6  Communications.  If for any reason any payment or communication to
           --------------
which one party is entitled is received by the other party hereto, the receiving party shall promptly forward such payment or communication to the other party.

     11.7   Entire Agreement.  This Agreement, which is part of that certain
            ----------------
Stock Transfer and Branch Sale Agreement dated May ___, 2000, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

     11.8   Amendment.  Neither this Agreement nor any provision hereof may be
            ---------
changed, waived, discharged or terminated orally. Any such change, waiver, discharge or termination may be effected only by an instrument in writing signed by the party against that enforcement of such change, waiver, discharge or termination is sought.

     11.9   Governing Law, Severability.  This Agreement shall be governed by
            ---------------------------
and construed in accordance with the laws of the State of Texas. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein.

     11.10  Waiver.  No delay or omission to exercise any right, power or remedy
            ------
accruing to any party upon any breach or default under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default theretofore or thereafter occurring. Any waiver, permit, consent or approval or any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All rights and remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

     11.11  Confidentiality.  Buyer shall keep confidential all information
            ---------------
concerning the books, records, Accounts and documents of Seller to which it has access under this Agreement until the Closing.

     11.12  Third Party Rights.  Nothing contained in this Agreement, whether
            ------------------
express or implied, is intended to confer any rights or remedies upon any persons other than the parties hereto and their respective successors and assigns; nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third person to any party to this Agreement nor shall any provision hereof give any third person any right of subrogation or action over any party to this Agreement.

     11.13  Rules of Construction.  All sections referred to herein are sections
            ---------------------
of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. The schedules to this Agreement (and any appendices thereto) referred to in this Agreement and attached hereto are and shall be incorporated herein and made a part hereof for all purposes as though set forth herein verbatim. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense.

     11.14  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

     11.15  Confidential Information.  Except as may be required by applicable
            ------------------------
securities laws or as may be necessary to obtain the regulatory or other approvals as described in Section 5.2 (b), Seller and Buyer will treat as
                          ---------------
confidential any information related to the transactions described herein obtained from each other or any other party. In any filings that may be required by applicable securities laws or as may be necessary to obtain the regulatory or other approvals as described in Section 5.2 (b), Seller and Buyer will request
                                ---------------
confidential treatment of this Agreement, including the Exhibits and Schedules hereto, and the amount of the Purchase Premium and will consult with the other party hereto prior to the disclosure of this Agreement, the Exhibits or the Schedules or the amount of the Purchase Premium in the event such request is denied. Seller and Buyer will use such information, and not disclose it to others, except their employees, advisors, directors and agents, expressly for the purposes of evaluating the potential of consummating the transactions proposed hereinFinancial Printing GroupFinancial Printing Groupwill use such information, and not disclose it to others, except their employees, advisors, directors and agents, expressly for the purposes of evaluating the potential of consummating the transactions proposed herein. The term "information" does not include any information that (a) at the time of disclosure or thereafter is generally available to and known by the public, (b) was available on a nonconfidential basis from a source other than Seller or Buyer or (c) was independently acquired or developed without violating any laws or obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first above written.

SELLER:

EAGLE NATIONAL BANK


By:  -----------------------------------
     Harold Campbell
     Chairman of the Board


BUYER:

PARK CITIES BANK


By:  -----------------------------------
     Thomas R. Youngblood
     President